SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2004

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-26584 Commission File Number	91-1691604 (I.R.S. Employer Identification No.)

10 S. First Avenue, Walla Walla, Washington (Address of principal executive offices)	99362 (Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors, or Principal Officers, Election of Directors; Appointment of Principal Officers

         On September 23, 2004, Banner Corporation named Connie Kravas to its Board of Directors. Ms. Kravas is President of the University of Washington Foundation and also serves as the University of Washington Vice President for Development and Alumni Relations. Ms. Kravas has not been appointed to any committees of the Board of Directors at this time. A copy of the release concerning Ms. Kravas’s appointment to the Board of Directors is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)      Exhibits

        99.1   Press Release of Banner Corporation dated September 27, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

DATE: September 27, 2004	By: /s/ D. Michael Jones D. Michael Jones President and Chief Executive Officer

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Exhibit 99.1

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THE CEREGHINO GROUP CORPORATE INVESTOR RELATIONS 5333 15th AVE SOUTH, STE 1500 SEATTLE, WA 98108 (206) 762-0993 www.stockvalues.com	CONTACT: D. MICHAEL JONES, PRESIDENT AND CEO LLOYD BAKER, CFO (509) 527-3636
NEWS RELEASE

PRESIDENT OF UNIVERSITY OF WASHINGTON FOUNDATION, CONNIE KRAVAS, NAMED TO BANNER CORPORATION'S BOARD

Walla Walla, WA - September 27, 2004 - Banner Corporation (Nasdaq: BANR), the parent of Banner Bank, today announced that Connie Kravas has been named to its Board of Directors. Dr. Kravas is President of the University of Washington Foundation and also serves as the University of Washington's Vice President for Development and Alumni Relations.

"We are very pleased that Connie has decided to join the Banner board. She is exceedingly well known by the business and philanthropic communities throughout the Northwest," stated D. Michael Jones, President and CEO. "She brings a wealth of corporate governance experience to our board from her foundation management experience and academic background, and her knowledge of the business community in our area will be very beneficial to Banner."

In her role as chief advancement officer for the University, Dr. Kravas has overall responsibility for planning, managing, and directing the University's fundraising program, including a comprehensive campaign to raise $2 billion by 2008. Prior to coming to the University of Washington, she served as Vice Chancellor for University Advancement at the University of California, Riverside. She also held a variety of positions in her 27-year career at Washington State University (WSU), which included President of the WSU Foundation.

Dr. Kravas has a bachelor's degree in English literature from Pacific Lutheran University, a master's degree in sociology from Indiana State University and a Ph.D. in administration and supervision from Washington State University. In 1998 she was honored by the Institute for Charitable Giving with its Major Gift Laureate award in recognition of her "lifetime achievement in major fundraising and contributions to the profession."

Banner Corporation is the parent of Banner Bank, a commercial bank that operates a total of 46 branch offices and twelve loan offices in 23 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. Banner undertakes no responsibility to update or revise any forward-looking statements.

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NOTE: Transmitted on Business Wire at 1:00 p.m. PDT on September 27, 2004.